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                            Articles of Incorporation

010      Name of Corporation:

         Phoenix Microwave Corporation

011      Address of Registered Office in Pennsylvania:

         c/o Spector Cohen Gadon & Rosen, P.C., 1700 Market Street, 29th Floor, Philadelphia, PA 19103

050      Explain the Purpose or Purposes of the Corporation:

         To engage in and to do any lawful acts concerning any and all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Act.

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040      Number and Class of Shares:

         1,000 common

041      Stated Par Value Per Share If Any:

         $1.00

042      Total Authorized Capital:

         $1,000

031      Term of Existence:

         Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

060      Name:

         Nelson A. Erlam

061      Address:

         c/o Spector Cohen Gadon & Rosen, P.C.

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         1700 Market Street, 29th Floor
         Philadelphia, PA 19103

Number & Class of Shares:

         1 common

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed the Articles of Incorporation this 24th day of February 1987.

/s/ Nelson A. Erlam
-------------------
  Nelson A. Erlam


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                             Articles of Amendment-
                          Domestic Business Corporation

         In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1806), the undersigned corporation desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         Phoenix Microwave Corporation

2.       The location of its registered office in this Commonwealth is:

         1700 Market Street, 29th Floor
         Philadelphia, Pennsylvania 19103

3.       The statute by or under which it was incorporated is:

         Business Corporation Law of 1933, P.L. 364

4.       The date of its incorporation is:

         February 25, 1987

5. The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  400

         (b)      The number of shares entitled to vote was:

                  400

7.       In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  400

         (b)      The number of shares voted against the amendment was:

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                  0

8. The amendment adopted by the shareholders, set forth in full, is as follows:

         The aggregate number of shares, classes of shares and par value of shares which the Corporation shall have authority to issue is 500,000 shares of common stock, par value $0.002 per share.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 31st day of August, 1989.

                                      Phoenix Microwave Corporation

                                  By: /s/ Constantinos Kamnitsis
                                      ------------------------------------------
                                      Constantinos Kamnitsis, President

Attest:

/s/ Joseph J. Diesso
----------------------------
Joseph J. Diesso, Secretary